UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

Electronics For Imaging, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

General Questions

1.	What was announced today?

•	Today, EFI announced that it has entered into an agreement to be acquired by an affiliate of Siris Capital Group, LLC (“Siris”).

•	When the transaction is complete, EFI will be become wholly owned by an affiliate of Siris and will no longer be traded on the Nasdaq stock exchange.

•	The press release can be found [Here (hyperlink)].

2.	What are the terms of the transaction?

•	Affiliates of funds managed or advised by Siris have agreed to acquire all of the outstanding shares of EFI for $37.00 per share in cash.

•	The $37.00 per share price represents a premium of:

•	Approximately 26% to the last closing price of $29.40 on April 12, 2019; and

•	Approximately 45% to the volume-weighted average share price (“VWAP”) of $25.58 during the 90 days ended April 12, 2019

•	If the transaction closes, affiliates of Siris will acquire 100% of the stock of EFI for a total enterprise value of approximately $1.7 billion

•

Under terms of the merger agreement, EFI is allowed to solicit alternative acquisition proposals for the Company from other potential acquirers during a 45-day “go-shop” period. EFI will have the right to terminate the agreement to enter into a superior proposal subject to the terms and conditions of the Agreement There is no guarantee that a superior proposal will be received, and the merger agreement provides an affiliate of Siris with a customary right to attempt to match a superior proposal. EFI does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or it is otherwise required. Following the “go-shop” period and assuming EFI has not then terminated the merger agreement to accept a superior proposal, EFI will hold a special meeting of shareholders where shareholders will have the opportunity to approve the Company’s acquisition by affiliates of Siris.

•

The transaction is subject to customary closing conditions, including shareholder and regulatory approvals. Affiliates of Siris have secured fully committed debt and equity financing in support of the transaction. As such, the transaction is not subject to any financing condition.

3.	When will the transaction close?

•	Subject to the go-shop, we expect the transaction will close by Q3 2019, pending customary closing conditions and applicable regulatory and anti-trust approvals.

For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

4.	Who is Siris Capital?

•	Siris is a leading private equity firm headquartered in New York and focused on making control investments in data, telecommunications, technology, and technology-enabled business service companies.

•	Siris was founded in 2011 by Frank Baker, Peter Berger, and Jeffrey Hendren and has raised approximately $5.9 billion in aggregate capital commitments since its founding.

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Integral to Siris’ investment approach is its collaboration with exceptional senior operating executives, or Executive Partners, who work with Siris to identify, validate, and support execution of investments. Siris’ Executive Partners’ deep domain experience in the technology and telecommunications industries and significant involvement allow Siris to partner with management to add value both operationally and strategically.

•	This is Siris’ first investment in the digital imaging technology space and follows Siris’ research-driven investment strategy around industrial technologies.

•

Siris has extensive experience investing in companies in the data, telecommunications, technology, and technology-enabled business service markets. Other companies Siris and its predecessor funds have invested in include:

•	Travelport[1] – travel technology and payments services for travel providers and agencies;

•	Web.com – domain registration, web presence, and online marketing solutions for SMBs and enterprises;

•	Intralinks – virtual data room and highly secure enterprise team collaboration solutions;

•	Synchronoss – mobility and digital solutions for service providers;

•	Polycom – open, standards-based unified collaboration for enterprises;

•	Mavenir – mission-critical network infrastructure software for service providers;

•	Pulse Secure – enterprise network security and connectivity solutions;

•	PGi – audio conferencing and collaboration solutions for SMBs and enterprises;

•	Digital River – eCommerce payments and marketing services for enterprises;

•	Transaction Network Services (“TNS”) – value-added data communications solutions;

•	Stratus Technologies – fault tolerant and high availability servers;

•	Tekelec – software control technology for telecom networks;

•	Airvana – mobile data software solutions.

5.	Why does the transaction make sense for EFI? Why is Siris a good partner for the Company?

•

After a thorough evaluation process of the Siris proposal by our Board of Directors, our Board of Directors viewed Siris’ proposal as a compelling transaction that enables us to deliver immediate value to our shareholders and continue to deliver substantial benefits to our customers, partners, and employees.

•	Siris is a like-minded and well-suited strategic and financial partner for EFI:

•	Siris has deep transaction experience, strong relationships in similar industries, and complementary technical experience.

[1]	Pending transaction

For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

•	Siris is collaborative and partnership-oriented.

•

Leveraging its deep and experienced bench of Executive Partners, Siris establishes close partnerships with management, and works closely and collaboratively with management in an effort to enable and accelerate strategic and operational objectives.

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The investment Siris is making in EFI is a clear endorsement of our strategy and a confirmation of the future potential they see in the Company. With Siris’ investment—and guidance – we believe we can further refine and accelerate our strategy.

•	Siris has established experience executing take-private transactions: Travelport[2], Web.com, Digital River, Polycom, Xura (Mavenir), PGi, TNS, Tekelec, and Airvana.

6.	Why is Siris investing in EFI?

•	EFI is a natural fit with Siris’ investment portfolio of technology companies serving global enterprises.

•	Siris believes EFI shares many characteristics that it actively looks for in its investments. Specifically, Siris targets investments in companies that have:

•	Strong and experienced executive leadership teams;

•	“Mission-critical” product and service offerings;

•	Strong and diversified relationships with “blue chip” customers;

•	Strong brand equity and competitive positioning; and

•	Strong service delivery capabilities

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EFI represents an investment opportunity in attractive segments of the digital print ecosystem, with exposure to favorable sector trends including the transition from analog to digital printing, digitization and industrial automation and secular tailwinds around packaging and textiles.

•	Siris has extensive experience in public-to-private transactions, and a history of investing in businesses that provide mission-critical products and services to global companies.

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Leveraging this investment experience and its familiarity with similarly situated companies, Siris’ objective is to enhance and accelerate EFI’s vision and strategy to drive continued success in its mission to transform industries where colorful images matter.

•	Siris sees great talent and potential within the Company and is excited to partner with EFI to support and accelerate the Company’s strategic and operational priorities.

7.	Did EFI’s Board of Directors approve the transaction?

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Yes. The Board of Directors unanimously approved the transaction and recommended that shareholders adopt the merger agreement at the special shareholder meeting to be held, subject to the terms of the merger agreement.

8.	Is Siris contemplating merging EFI with one of its other portfolio companies?

•

We understand that Siris does not intend to combine EFI with any other Siris portfolio companies and it is the only company in the portfolio focused on the printing, packaging, and digital imaging industries.

[2]	Pending transaction

For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

•	We believe Siris’ acquisition of EFI was based on the merits of the Company’s standalone business profile and outlook.

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We understand that Siris does believe each company in its portfolio benefits from the knowledge and experience of Siris and its Executive Partners, including opportunities to share best practices with other Siris portfolio companies.

9.	Will the name of the Company change?

•	No. EFI will be retaining its name and its associated brands upon completion of the transaction.

10.	What will be the composition of EFI’s executive team and Board of Directors? Will any key executives be leaving the Company?

•	Siris will work in unison with Bill Muir and his team on the most beneficial organizational construct to best position EFI to continue to lead the market.

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We believe that Siris recognizes the incredible contributions that the EFI management team has made to build the company into what it is today. As such, we understand that Siris welcomes management’s participation and contributions to the business going forward.

•	Consistent with similar “take-private” transactions led by financial sponsors, the Board of Directors will be reconstituted when the transaction closes.

11.	How will this transaction impact EFI’s product and service offerings?

•	We understand that there are no contemplated changes to EFI’s product and service offerings.

•	Enhancements or refinements to EFI’s product and service offerings may be contemplated in the future in the ordinary course of business.

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We believe that Siris has significant expertise in investing in Technology businesses and is committed to helping EFI develop long-term, sustainable competitive advantages. With their investment and guidance, we believe we can further refine and accelerate our strategy and deliver even more value to our customers.

12.	What is EFI’s go-forward business strategy?

•	Overall: Foster EFI’s unique market leading product portfolio, customer base, core competencies, and domain expertise to drive profitable growth across the end-to-end digital imaging ecosystem

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Industrial Inkjet: Drive unified inkjet business globally with more harmonized operations, products and services, capitalize on compelling growth opportunities in packaging and textiles and renewed focus on display graphics

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Productivity Software: Leverage our mission critical product suite and strong market position to expand our leadership in the early phases of digitization in the printing and packaging vertical segment

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Fiery: Maintain our embedded position with OEMs through continued support and innovation, continue to drive profitable growth, and capture expanded TAM with increased independence available in private environment

For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

13.	Will EFI look to acquire other companies?

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We understand that EFI will opportunistically evaluate accretive acquisition opportunities that can leverage the Company’s existing infrastructure, augment and complement its existing portfolio of products and services and that are consistent with its go-forward strategy.

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We believe that as an experienced financial investor with deep transaction experience, industry relationships, and technical expertise, Siris is well-positioned to assist EFI in identifying, validating, and executing on such opportunities.

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used herein, words such as “address,” “anticipate,” “believe,” “consider,” “continue,” “develop,” “estimate,” “expect,” “further,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” and variations of such words and similar expressions as they relate to EFI, its management or the proposed transaction are often used to identify such statements as “forward-looking statements.” Such statements reflect the current views of the Company and its management with respect to future events, including the proposed transaction, and are subject to certain risks and uncertainties that may cause actual results to differ materially from the results expressed in, or implied by, these forward looking statements. These risks and uncertainties include, but are not limited to, the following: (i) EFI may be unable to obtain shareholder approval as required for the proposed transaction; (ii) other conditions to the closing of the proposed transaction may not be satisfied, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; (iii) the proposed transaction may involve unexpected costs, liabilities or delays; (iv) the business of EFI may suffer as a result of uncertainty surrounding the proposed transaction; (v) shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (vi) EFI may be adversely affected by other economic, business, and/or competitive factors; (vii) the occurrence of any event, change or other circumstances could give rise to the termination of the definitive merger agreement with affiliates of Siris; (viii) EFI’s ability to recognize the anticipated benefits of the proposed transaction; (ix) the risk that the proposed transaction disrupts EFI’s current plans and operations or diverts management’s or employees’ attention from ongoing business operations; (x) the risk of potential difficulties with EFI’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed transaction; and (xi) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of EFI and the proposed transaction are set forth in filings that EFI makes with the SEC from time to time, including those listed under “Risk Factors” in EFI’s Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the SEC on February 27, 2019, as updated or supplemented by subsequent reports that EFI has filed or files with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. EFI assumes no obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

IMPORTANT INFORMATION FOR INVESTORS AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed acquisition of EFI by affiliates of Siris. In connection with the proposed transaction, EFI intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies from EFI’s shareholders for the proposed transaction. The definitive proxy statement will contain important information about the proposed transaction and related matters. BEFORE MAKING A VOTING DECISION, SHAREHOLDERS OF EFI ARE

For inquiries contact:

Vicki Sam

Chief of Staff

EFI

1-650-357-3985

Vicki.sam@efi.com

FAQ

Affiliates of Siris Agree to Acquire EFI

URGED TO READ THE DEFINITIVE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EFI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Shareholders may obtain free copies of the proxy statement and other documents (when available) that EFI files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EFI will also be available free of charge on EFI’s investor relations website at www.efi.com or by contacting EFI’s Investor Relations Department at investor.relations@efi.com.

PARTICIPANTS IN THE SOLICITATION

EFI and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from EFI’s shareholders in connection with the proposed transaction. Information regarding the ownership of EFI securities by EFI’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about EFI’s directors and executive officers is also available in EFI’s proxy statement for its 2018 annual meeting of shareholders filed with the SEC on April 27, 2018 and is supplemented by other filings made, and to be made, with the SEC by EFI. Additional information regarding persons who may be deemed participants in the solicitation of proxies from EFI’s shareholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above when it is filed with the SEC. These documents are or will be available free of charge as described above.